Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 14, 2014, Vista Gold Corp. (the “Company”) completed the sale of 16,000,000 Midas Gold Corp shares for Cdn$12,800,000 ($11,640,000).  The following unaudited pro forma condensed consolidated balance sheet and statement of income/(loss) are derived from the historical unaudited condensed consolidated financial statements of the Company.  The pro forma condensed consolidated balance sheet as of December 31, 2013 gives effect to the sale as if it had occurred on that date.  The pro forma condensed consolidated statement of income/(loss) for the year ended December 31, 2013 assumes that the sale had been completed January 1, 2013.  The unaudited pro forma condensed consolidated balance sheet and statement of income/(loss) should be read in conjunction with the notes thereto and the historical financial statements, including the notes thereto, of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2013, which the Company anticipates filing on or about March 7, 2013.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results.  However, the pro forma adjustments reflected in the accompanying unaudited pro forma condense consolidated financial information represent estimates and assumptions that the Company’s management believes to be reasonable.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2013
(in thousands of US dollars)
(unaudited)

	Historical	Adjustments (1)	Adjustments (2)	Pro Forma

Assets:
Current assets:
Cash and cash equivalents	$5,475	$10,913	$(5,016)	$11,372
Marketable securities	176	-	-	176
Other investments	20,990	(10,560)	-	10,430
Receivable	6,000	-	-	6,000
Other current assets	1,839	-	-	1,839
Total current assets	34,480	353	(5,016)	29,817

Non-current assets:
Mineral properties	5,648	-	-	5,648
Plant and equipment, net	3,698	-	-	3,698
Assets held for sale	6,500	-	-	6,500
Amayapampa interest	4,813	-	-	4,813
Long-term investments	65	-	-	65
Long-term deferred tax asset	7,038	(3,188)	-	3,850
Total non-current assets	27,762	(3,188)	-	24,574

Total assets	$62,242	$(2,835)	$(5,016)	$54,391

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$705	$191	$-	$896
Accrued liabilities and other	517	-	-	517
Current deferred tax liability	7,038	(3,188)	-	3,850
Total current liabilities	8,260	(2,997)	-	5,263

Non-current liabilities:
Debt	6,506	-	(5,016)	1,490
Total non-current liabilities	6,506	-	(5,016)	1,490

Total liabilities	14,766	(2,997)	(5,016)	6,753

Commitments and contingencies

Shareholders' equity:
Common shares	404,470	-	-	404,470
Additional paid-in capital	32,487	-	-	32,487
Accumulated other comprehensive income (loss)	(59)	-	-	(59)
Accumulated deficit	(389,422)	162	-	(389,260)
Total shareholders' equity	47,476	162	-	47,638

Total liabilities and shareholders' equity	$62,242	$(2,835)	$(5,016)	$54,391

VISTA GOLD CORP. (An Exploration Stage Enterprise)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME/(LOSS)
Year Ended December 31, 2013
(in thousands of US dollars)
(unaudited)

	Historical	Adjustments (3)		Pro Forma

Operating income and (expenses):
Exploration, property evaluation and holding costs	$(15,357)	$-		$(15,357)
Corporate administration	(5,528)	-		(5,528)
Depreciation and amortization	(1,021)	-		(1,021)
Gain/(loss) on currency translation	301	-		301
Gain on disposal of minera property, net	4,224	-		4,224
Total operating expense	(17,381)	-		(17,381)

Non-operating income and (expenses):
Gain/(loss) on sale of marketable securities	(54)	-		(54)
Unrealized gain/(loss) on other investments	(48,499)	24,400		(24,099)
Realized loss on other investments	-	(24,238)		(24,238)
Write-down of marketable securities	(275)	-		(275)
Write-down of plant and equipment	(3,500)	-		(3,500)
Interest income	254	-		254
Interest expense	(547)	-		(547)
Other income/(expense)	(396)			(396)
Total non-operating income/(expense)	(53,017)	162	-	(52,855)

Income/(loss) from continuing operations before income taxes	(70,398)	162		(70,236)
Deferred income tax benefit	15,373	-		15,373
Net income/(loss)	$(55,025)	$162		$(54,863)

Basic:
Weighted average number of shares outstanding	81,813,386			81,813,386
Net loss per share	$(0.67)			$(0.67)
Diluted:
Weighted average number of shares outstanding	81,813,386			81,813,386
Net loss per share	$(0.67)			$(0.67)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1)

Adjustments to reflect the sale of 16,000,000 common shares investment in Midas Gold Corp. including the i) net cash proceeds received at closing, ii) reduction in our investment holdings; iii) estimated effect on deferred tax assets and liabilities; and iv) estimated transaction costs; and (v) estimated gain on disposition.

2)	Adjustments to reflect the repayment of debt obligations in accordance with the terms of the debt facility.

3)	Adjustments to reflect the realized loss on the sale and the unrealized loss for the remainder of the shares held.